EXHIBIT 5



                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151












                                                              May 22, 1997





GreenMan Technologies, Inc.
7 Kimball Lane, Building A
Lynnfield, Massachusetts 01940

Gentlemen:

         We are familiar with the Registration Statement on Form S-3 (the "S-3 Registration Statement") to which this opinion is an exhibit, to be filed by GreenMan Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-3 Registration Statement relates to the proposed public offering by certain securityholders of the Company of a total of 2,577,890 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"), consisting of (i) up to 2,123,051 Shares issuable upon conversion of the Company's Convertible Notes due October 1998 (the "Notes"); (ii) 300,000 Shares issuable by the Company upon exercise of certain common stock purchase warrants (the "Warrants") issued to the purchasers of the Notes in connection with the sale of the Notes; and (iii) 154,839 Shares issuable by the Company upon exercise of Warrants issued to the placement agent in connection with the sale of the Notes and the Warrants. The Registration Statement also relates to a currently indeterminate number of shares of Common Stock that may become issuable in accordance with the terms of the Notes and the Warrants.

         We have acted as counsel to the Company in connection with the preparation of the S-3 Registration Statement, and we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In making such examination, we


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GreenMan Technologies, Inc.
March 5, 1997
Page 2

have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified. As to various facts material to the opinions set forth herein, we have relied without independent verification upon certificates of public officials and upon facts certified to us by officers of the Company. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that the Company has corporate power adequate for the issuance of the Shares issuable in the manner set forth in the S-3 Registration Statement and offered pursuant to the S-3 Registration Statement. The Shares issuable upon conversion of the Notes or the exercise of the Warrants, assuming conversion or exercise on the date hereof (the "Relevant Shares") have been duly authorized and reserved for issuance. Upon conversion of the Notes into Shares and the delivery of such Shares in accordance with the terms of the Notes, the Relevant Shares so issued will be validly issued, fully paid and non-assessable. Upon the exercise of the Warrants into Shares and delivery of such Shares in accordance with the terms of the Warrants, the Relevant Shares so issued will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                                 Very truly yours,


                                                 /s/  SULLIVAN & WORCESTER LLP
                                                 SULLIVAN & WORCESTER LLP